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                                                                    Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89139) pertaining to the 1999 Amended and Restated Equity Incentive Plan, 1999 Non-Employee Directors' Stock Option Plan, and 1999 Employee Stock Purchase Plan of Clarent Corporation of our report dated January 19, 2000 with respect to the consolidated financial statements and schedule of Clarent Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



/s/ Ernst & Young LLP

Palo Alto, California
March 27, 2000